                             AGREEMENT RELATING TO
                             ---------------------
                            FOURTH RENEWAL OF LEASE
                            -----------------------

     This AGREEMENT RELATING TO FOURTH RENEWAL OF LEASE (this "Agreement") is made and entered into by and between SWEETWELL INDUSTRIAL ASSOCIATES, L.P., a Delaware limited partnership ("Landlord"), and GROUP TECHNOLOGIES CORPORATION, a Florida corporation ("Tenant"), and is effective on the date executed by the last of Landlord and Tenant (the "Effective Date").

                                   RECITALS:
                                   ---------

     A. John Hancock Mutual Life Insurance Company, as Landlord, and Honeywell Inc, as Tenant, entered into that certain Lease Agreement effective as of the 27th day of April, 1979, relating to certain premises legally described in the Lease Agreement (the "Premises").

     B. Included within the Premises is an approximately 308,320 square foot building (the "Building") with a street address of 10901 Malcolm McKinley Drive, Tampa, Florida.

     C. Landlord is successor in interest to John Hancock Mutual Life Insurance Company, as Landlord under the Lease, and Tenant is successor in interest to Honeywell Inc., as Tenant under the Lease.

     D. The original Lease Agreement was amended by that certain First Amendment to Lease Agreement made as of the 25th day of October, 1991, between Landlord and Tenant (the "First Amendment'). The original Lease. Agreement, as amended by the First Amendment, is referred to below as the "Lease".

     E. The term of the Lease currently expires on April 26, 2002, subject to two (2) remaining five-year renewal options in favor of Tenant to renew the Lease for a fourth renewal term to expire on April 26, 2007 (the "Fourth Renewal Term") and a fifth renewal term to expire on April 26, 2012 (the "Fifth Renewal Term").

     F. The parties are currently in the process of attempting to agree upon the Basic Rent for the Fourth Renewal Term, in accordance with the procedures set forth in Section 19 of the Lease.

     G. Landlord and Tenant wish to agree upon the Basic Rent for the Fourth Renewal Term and extend the Lease for the Fourth Renewal Term, on the terms set out in this Agreement.

                          STATEMENT OF THE AGREEMENT
                          --------------------------

     In consideration of the premises, the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1.  Recitals and Definitions.  The above Recitals are true and correct and
         ------------------------
are a part of this Agreement. Terms used in this Agreement without definition which are defined in the Lease will have the same meaning in this Agreement as in the Lease.

     2.  Term Amended.  The Term of the Lease is hereby extended for the Fourth
         -------------
Renewal Term, so that it expires on April 26, 2007, subject to Tenant's right to further extend the Term for the Fifth Renewal Term.

     3.  Basic Rent.  Basic Rent under the Lease for the Fourth Renewal Term
         ----------
shall be as follows:


                             Rate Per
                            Square Foot       Annual Basic          Monthly
Period                    (308,320 sq. ft.)      Rent             Installment
                          ----------------

April 27, 2002 to April        $3.70          $1,140,784.00       $ 95,065.33
      26, 2003
April 27, 2003 to April        $3.81          $1,174,699.00       $ 97,891.60
      26, 2004
April 27, 2004 to April        $3.92          $1,208,614.40       $100,717.87
      26, 2005
April 27, 2005 to April        $4.03          $1,242,529.60       $103,544.13
      26, 2006
April 27, 2006 to April        $4.15          $1,279,528.00       $106,627.33
      26, 2007


     4. Improvements to Premises.  Tenant agrees to make the following repairs,
        ------------------------
alterations or improvements to the Premises:

(a) Within 48 months following the Effective Date, Tenant shall, at its cost, replace the approximately 144,200 square foot portion of the roof of the Building that was not replaced by Tenant in 1998, Tenant shall accomplish this work in a good, workmanlike manner, comparable with the approximately 172,800 square foot portion of the roof replaced or repaired by Tenant in 1998.

(b) Within 48 months following the Effective Date, Tenant shall, at its expense, paint the exterior of the entire Building. Prior to painting, Tenant shall, to the extent in need of replacement, remove the existing vertical masonry wall expansion joints and install new expansion joint sealant material. The need for replacement shall be determined by Law Engineering and Environmental Services, Inc. or another engineering firm reasonably acceptable to Landlord.

          (c) Within 120 days following the Effective Date, Tenant shall, at its cost, perform the following work with respect to the approximately 172,800 square foot portion of the roof replaced or repaired by Tenant in 1998; repair one lead flashing at plumbing vent pipe, reflash roof drains in accordance with the manufacturer's specifications, fill all pitch pockets with modified roof cement, and seal open fishmouths in base flashing lap joints.

          (d) Within 12 months following the Effective Date, Tenant shall, at its cost, perform the work described on the attached Exhibit "A".
                                                             ---

          (e) During the period beginning on the Effective Date and ending on the last day of the Fourth Renewal Term, Tenant, at its expense, shall, with respect to the HVAC package units on, in or at the Building, take reasonable care of them, keep them in good order, maintenance and condition, and make all necessary repairs to them. The term "repairs" shall include replacement or renewals when necessary, and all such repairs shall be equal in quality and class to the original work.

          (f) Prior to the first day of the 60th month following the Effective Date, Tenant shall, at its cost, sealcoat the entire parking lot and re-stripe all parking spaces.

     Landlord and Tenant acknowledge that a dispute currently exists between them relative to whether Tenant is in full compliance with its maintenance and repair obligations under the Lease. Without admitting any failure to comply with its maintenance and repair obligations under the Lease, Tenant has, as part of this Agreement, agreed to make the repairs, alterations or improvements described in this Section. To the extent that any of the repairs, alterations or improvements described in this Section are required under the Lease to be made in a period of time shorter than that provided in this Section, Landlord agrees that Tenant shall have the period set out in this Section to make such repairs, alterations or improvements. Landlord and Tenant acknowledge that Landlord has sent and Tenant has received several default notices relating to an alleged failure to maintain the Premises in accordance with the Lease and that this Agreement is intended to provide for the cure of the defaults alleged in those notices. Accordingly, Landlord withdraws such default notices effective as of the Effective Date.

     5.  Brokerage.  Each party represents and warrants to the other that no
         ---------
broker has been involved in the transaction evidenced by this Agreement, except for Julien J. Studley, Inc. ("Broker"), whose commission shall be paid by Landlord pursuant to a separate agreement with Broker.

     6.  Agreement Limited. Except as provided for in this Amendment, the Lease
         -----------------
remains unaffected and the Lease remains unmodified and in full force and effect.

WITNESSES:                            "LANDLORD":

                                      SWEETWELL INDUSTRIAL
                                      ASSOCIATES, L.P.,
                                      a Delaware limited partnership

/s/ Robert Albert
----------------------------          By: Capital Properties Associates IX LP,
Print Name: Robert Albert                 General Partner
            ----------------

                                              /s/ E. Robert Roskind
                                          By: ____________________________
/s/ David Walsh                                   E. Robert Roskind
----------------------------                       General Partner
Print Name: David Walsh
            ----------------

                                      Date: November 1, 2000


                                      "TENANT":



                                      GROUP TECHNOLOGIES
                                      CORPORATION,
                                      a Florida corporation



/s/ Janis S. Beal                     By:   /s/ James G. Cooke
-----------------------------               -----------------------------
Print Name:   Janis S. Beal           Name: James G. Cooke
            -----------------               -----------------------------
                                      Its:  President & CEO
/s/ Lauri K. Deschamps                      -----------------------------
-----------------------------
Print Name: Lauri K. Deschamps        Date: October 26, 2000
            ------------------                      --